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                     OPTION LETTER AGREEMENT DATED 6/25/97
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                              VITECH AMERICA, INC.
                           8807 Northwest 23rd Street
                              Miami, Florida 33172



                                                Date:  June 25, 1997

Georges C. St. Laurent, Jr.
5115 Dubois Drive
Vancouver, WA 98661

Dear Mr. St. Laurent:

      Vitech America, Inc. (the "Corporation") is pleased to award you an Option to purchase an aggregate of 24,000 shares of the Corporation's Common Stock pursuant to the provisions of the 1986 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Your signature on this letter is an acknowledgment to us that you have read and understand this Agreement and the Plan and that you agree to abide by its terms.

      1. MUTUAL INTENT. It is important to the Corporation that the Optionee be encouraged to enhance the value of the Corporation and its subsidiaries through Optionee's services to the Corporation and its subsidiaries. Accordingly, the Corporation desires to afford the Optionee the opportunity to purchase shares of the Corporation's Common Stock as hereinafter provided.

      2.    TYPE  OF  OPTION.   The  option  being   granted  is   considered  a
non-qualified stock option as it relates to Section ss.422 of the Internal Revenue Code of 1996, as amended.

      3. RIGHTS AND PRIVILEGES. Subject to the conditions hereinafter set forth, the Corporation grants you the right to purchase 24,000 shares of Stock at $18.00 per share. The right to acquire all shares accrues on the date hereof.

      4. TIME OF EXERCISE. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 6 of this letter.

      5. METHOD OF EXERCISE. The Options shall be exercised by written notice to the Corporation at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the undersigned in full payment for the shares to be purchased. We shall make delivery of the shares of restricted stock promptly after notice of exercise.

Georges C. St. Laurent, Jr.
June 25, 1997
Page 2




      6. TERMINATION OF OPTION. To the extent not exercised, the Option shall terminate five (5) years from the date of grant.

      7. SECURITIES OF OPTION. The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

      8. DATE OF GRANT. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

      9.    COUNTERPARTS.   This   Agreement   shall  be  executed  in  multiple
counterparts, each of which when considered together, comes to one and the same Agreement.

      10.   INTEGRATION.   This  Agreement   supersedes  all  prior   agreements
understanding between the undersigned and the Optionee related to the subject matter hereof.

                                    Very truly yours,

                                    VITECH AMERICA, INC.

                                    By: /s/ Edward A. Kelly
                                       ---------------------------------
                                    Name:   Edward A. Kelly
                                    Title:  Chief Financial Officer

AGREED AND ACCEPTED THIS

  26th  day of   June  , 1997
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/s/ Georges C. St. Laurent, Jr.
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Georges C. St. Laurent, Jr.